Amendment No. 1 to
Administrative Services Agreement
Franklin Templeton Services, LLC
Pacific Life Insurance Company
     THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the “Fund Administrator”) and Pacific Life Insurance Company (the “Company”).
     WHEREAS, The Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of March 17, 2008, as may be amended from time to time (the “Agreement”), concerning certain administrative services with respect to each series (“Fund” or “Funds”) of Franklin Templeton Variable Insurance Products Trust (the “Trust”) listed on the Schedule B of the Agreement;
     WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of adding certain new Funds and variable life or variable annuity insurance contracts covered by the Agreement.
     NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:
1. Schedules A and B of the Agreement are hereby deleted in its entirety and replaced with the Schedules A and B attached hereto.
2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
This Amendment is executed as of February ___, 2010.

Franklin Templeton Services, LLC	Pacific Life Insurance Company

By:	By:

Name:	Name:
Title: Vice President	Title: Assistant Vice President

Attest:

Name:
Title: Corporate Secretary

Schedule A
Administrative Services
Maintenance of Books and Records
•	Assist as necessary to maintain book entry records on behalf of the Funds regarding issuance to, transfer within (via net purchase orders) and redemption by the Accounts of Fund shares.
•	Maintain general ledgers regarding the Accounts’ holdings of Fund shares, coordinate and reconcile information, and coordinate maintenance of ledgers by financial institutions and other contract owner service providers.
Communication with the Funds
•	Serve as the designee of the Funds for receipt of purchase and redemption orders from the Account and to transmit such orders, and payment therefore, to the Funds.
•	Coordinate with the Funds’ agents respecting daily valuation of the Funds’ shares and the Accounts’ units.
•	Purchase Orders
-	Determine net amount available for investment in the Funds.

-	Deposit receipts at the Funds’ custodians (generally by wire transfer).

-	Notify the custodians of the estimated amount required to pay dividends or distributions.
•	Redemption Orders
-	Determine net amount required for redemptions by the Funds.

-	Notify the custodian and Funds of cash required to meet payments.
•	Purchase and redeem shares of the Funds on behalf of the Accounts at the then-current price in accordance with the terms of each Fund’s then current prospectus.

•	Assistance in enforcing procedures adopted on behalf of the Trust to reduce, discourage, or eliminate market timing transactions in a Fund’s shares in order to reduce or eliminate adverse effects on a Fund or its shareholders.
Processing Distributions from the Funds
•	Process ordinary dividends and capital gains.
•	Reinvest the Funds’ distributions.

Reports
•	Periodic information reporting to the Funds, including, but not limited to, furnishing registration statements, prospectuses or private offering memorandum, statements of additional information, reports, solicitations for instructions, disclosure statements, sales or promotional materials and any other filings with the Securities and Exchange Commission with respect to the Accounts invested in the Funds, if necessary.
•	Periodic information reporting about the Funds to contract owners, including necessary delivery of the Funds’ prospectus and annual and semi-annual reports.
Fund-related Contract Owner Services
•	Maintain adequate fidelity bond or similar coverage for all Company officers, employees, investment advisors and other individuals or entities controlled by the Company who deal with the money and/or securities of the Funds.
•	Provide general information with respect to Fund inquiries (not including information about performance or related to sales).
•	Provide information regarding performance of the Funds.
•	Oversee and assist the solicitation, counting and voting of contract owner pass-through voting interests in the Funds pursuant to Fund proxy statements.
Other Administrative Support
•	Provide other administrative and legal compliance support for the Funds as mutually agreed upon by the Company and the Funds or the Fund Administrator.
•	Relieve the Funds of other usual or incidental administrative services provided to individual contract owners.

Schedule B
Administrative Expense Payment
The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement. Only one fee rate is in effect for each Contract; for each Contract higher fee rates supersede and replace lower fee rates, which are shown for reference only.

Date of
beginning of
period for
		Product Name/		Fee	computation of
#	Company Name	Securities Act No.	Funds of the Trust	Rate	fee
1.	Pacific Life Insurance Company	Pacific One Select 033-88458	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

2.	Pacific Life Insurance Company	Pacific One 033-88458	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

3.	Pacific Life Insurance Company	Pacific Odyssey 333-53040	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

4.	Pacific Life Insurance Company	Pacific Innovations Select 333-93059	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

5.	Pacific Life Insurance Company	Pacific Innovations 333-93059	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

6.	Pacific Life Insurance Company	Pacific Portfolios 033-88460	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

7.	Pacific Life Insurance Company	Pacific Portfolios for Chase 033-88460	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

Date of
beginning of
period for
		Product Name/		Fee	computation of
#	Company Name	Securities Act No.	Funds of the Trust	Rate	fee
8.	Pacific Life Insurance Company	Pacific Value 333-60833	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

9.	Pacific Life Insurance Company	Pacific Voyages 333-136597	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

10.	Pacific Life Insurance Company	Pacific Explorer 333-141135	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

11.	Pacific Life Insurance Company	Pacific Journey 333-145822	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

12.	Pacific Life Insurance Company	Pacific Value Edge 333-148865	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Found Allocation Fund — Class 2

13.	Pacific Life Insurance Company	Pacific Select Variable Annuity 033-32704	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Franklin Templeton VIP Founding Funds Allocation Fund — Class 2

14.	Pacific Life Insurance Company	Pacific Destinations 333-160772	Franklin Templeton VIP Founding Funds Allocation Fund — Class 4

Class 2 Shares: Franklin Templeton VIP Founding Funds Allocation Fund Mutual Global Discovery Securities Fund Templeton Global Bond Securities Fund

Class 4 Shares: Franklin Templeton VIP Founding Funds Allocation Fund

15.	Pacific Life Insurance Company	Pacific Select Exec 033-21754	Templeton Global Bond Securities Fund — Class 2

16.	Pacific Life Insurance Company	Pacific Select Exec II 333-60461	Templeton Global Bond Securities Fund — Class 2

Date of
beginning of
period for
		Product Name/		Fee	computation of
#	Company Name	Securities Act No.	Funds of the Trust	Rate	fee
17.	Pacific Life Insurance Company	Pacific Select Exec III 333-60461	Templeton Global Bond Securities Fund — Class 2

18.	Pacific Life Insurance Company	Pacific Select Exec IV 333-150092	Templeton Global Bond Securities Fund — Class 2

19.	Pacific Life Insurance Company	Pacific Select Exec V 333-150092	Templeton Global Bond Securities Fund — Class 2

20.	Pacific Life Insurance Company	Pacific Select Exec VI 333-153022	Templeton Global Bond Securities Fund — Class 2

21.	Pacific Life Insurance Company	Pacific Select Accumulator 333-118913	Templeton Global Bond Securities Fund — Class 2

22.	Pacific Life Insurance Company	M’s Versatile Product 333-61135	Templeton Global Bond Securities Fund — Class 2

23.	Pacific Life Insurance Company	M’s Versatile Product VI 333-61135	Templeton Global Bond Securities Fund — Class 2

24.	Pacific Life Insurance Company	M’s Versatile Product VII 333-152224	Templeton Global Bond Securities Fund — Class 2

25.	Pacific Life Insurance Company	M’s Versatile Product VIII 333-152224	Templeton Global Bond Securities Fund — Class 2

26.	Pacific Life Insurance Company	M’s Versatile Product - Survivorship 333-106969	Templeton Global Bond Securities Fund — Class 2

27.	Pacific Life Insurance Company	M’s Versatile Product - Survivorship II 333-153027	Templeton Global Bond Securities Fund — Class 2

28.	Pacific Life Insurance Company	Pacific Select Estate Preserver 333-01713	Templeton Global Bond Securities Fund — Class 2

29.	Pacific Life Insurance Company	Pacific Select Estate Preserver II 333-20355	Templeton Global Bond Securities Fund — Class 2

30.	Pacific Life Insurance Company	Pacific Select Estate Preserver III 333-01713	Templeton Global Bond Securities Fund — Class 2

Date of
beginning of
period for
		Product Name/		Fee	computation of
#	Company Name	Securities Act No.	Funds of the Trust	Rate	fee
31.	Pacific Life Insurance Company	Pacific Select Estate Preserver IV 333-20355	Templeton Global Bond Securities Fund — Class 2

32.	Pacific Life Insurance Company	Pacific Select Estate Preserver V 333-65458	Templeton Global Bond Securities Fund — Class 2

33.	Pacific Life Insurance Company	Pacific Select Estate Preserver VI 333-153022	Templeton Global Bond Securities Fund — Class 2

34.	Pacific Life Insurance Company	Pacific Select Choice 033-57908	Templeton Global Bond Securities Fund — Class 2

35.	Pacific Life Insurance Company	Pacific Select Performer 500 333-102902	Templeton Global Bond Securities Fund — Class 2

36.	Pacific Life Insurance Company	Pacific Select Estate Maximizer 333-14005	Templeton Global Bond Securities Fund — Class 2

37.	Pacific Life Insurance Company	Pacific COLI Rider (Not Registered)	Templeton Global Bond Securities Fund — Class 2

38.	Pacific Life Insurance Company	Pacific COLI (Not Registered)	Templeton Global Bond Securities Fund — Class 2

39.	Pacific Life Insurance Company	Pacific COLI II (Not Registered)	Templeton Global Bond Securities Fund — Class 2

40.	Pacific Life Insurance Company	Pacific COLI III (Not Registered)	Templeton Global Bond Securities Fund — Class 2

41.	Pacific Life Insurance Company	Pacific COLI IV (Not Registered)	Templeton Global Bond Securities Fund — Class 2

42.	Pacific Life Insurance Company	Pacific COLI V (Not Registered)	Templeton Global Bond Securities Fund — Class 2

43.	Pacific Life Insurance Company	Pacific COLI VI (Not Registered)	Templeton Global Bond Securities Fund — Class 2

44.	Pacific Life Insurance Company	Pacific COLI VII (Not Registered)	Templeton Global Bond Securities Fund — Class 2

Date of
beginning of
period for
		Product Name/		Fee	computation of
#	Company Name	Securities Act No.	Funds of the Trust	Rate	fee
45.	Pacific Life Insurance Company	Magnastar (Not Registered)	Templeton Global Bond Securities Fund — Class 2

46.	Pacific Life Insurance Company	Magnastar - Survivorship (Not Registered)	Templeton Global Bond Securities Fund — Class 2